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                                                                 Exhibit 10(j)


                                                    [LOGO]
                                                    KeyBank
                                                    Mailcode: OH-01-27-0606
                                                    127 Public Square
                                                    Cleveland, OH  44114-1306



September 24, 1996



Ms. Alayne L. Reitman
Vice President-Finance and CFO
The Tranzonic Companies
30195 Chagrin Blvd.
Pepper Pike, Ohio  44124

Re: Extension of Commitment Period under Credit Agreement, dated as of October 7, 1993 (the "Credit Agreement"), by and among The Tranzonic Companies (the "Borrower") the Banks which are parties thereto and KeyBank National Association as Agent for the Banks.
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Reference is hereby made to the Credit Agreement, which provides for, among other things, Revolving Credit Loans aggregating $30,000,000, such Revolving Credit Loans available to the Borrower, upon certain terms and conditions and as limited by the Credit Agreement, on a revolving credit basis until June 30, 1997, (the last day of the "Commitment Period" now in effect).

We are in receipt of the letter dated June 13, 1996 from the Borrower requesting that the Credit Agreement be amended by deleting from the definition of "COMMITMENT PERIOD" the date "June 30, 1997" and substituting for the deleted date "June 30, 1999".

Please be advised that KeyBank hereby consents to the extension of the Credit Agreement as set forth above. In all other respects the Credit Agreement shall remain in full effect.


Sincerely,

KeyBank

By:       /s/ Matthew P. Tuohey
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Its:  Assistant Vice President
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